Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VAALCO Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-261934) and Form S-8 (Nos. 333-257028, 333-239424, 333-218824 and 333-197180) of VAALCO Energy, Inc. of our report dated March 10, 2022, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 10, 2022